Registration No. 333 -75800
POST-EFFECTIVE AMENDMENT NO. 1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANSWITCH CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	06-1236189 (I.R.S. Employer Identification No.)

Three Enterprise Drive Shelton, CT 06484 (Address, including zip code, of Registrant’s principal executive offices)

TranSwitch Corporation 2000 Stock Option Plan
(Full title of plan)

Dr. Santanu Das
President and Chief Executive Officer
TranSwitch Corporation
Three Enterprise Drive
Shelton, Connecticut 06484
 (Name and address of agent for service)

(203) 929-8810
(Telephone number, including area code, of agent for service)

Copies of Communications to: Timothy Maguire, Esq. Brown Rudnick Berlack Israels LLP One Financial Center Boston, MA 02111 617-856-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer ☐ Smaller reporting company ☐

DEREGISTRATION OF SHARES

On May 22, 2008, the shareholders of TranSwitch Corporation (the “Registrant”) approved the 2008 Equity Incentive Plan (the "2008 Plan"). This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 filed on December 21, 2001 (Registration No. 333-75800 – which registered 10,000,000 shares of common stock under the Registrant’s 2000 Stock Option Plan (the “2000 Plan”)) is filed to deregister 2,427,033 shares that remain available for grant under the 2000 Plan and were transferred to the 2008 Plan.

Please note, however, that shares remain subject to outstanding options previously granted under the 2000 Plan as registered under this Registration Statement. Accordingly, this Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut on May 22, 2008.

TRANSWITCH CORPORATION

By:	/s/ Dr. Santanu Das
Dr. Santanu Das
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

NAME AND SIGNATURE	TITLE	DATE

/s/ Dr. Santanu Das	President, Chief Executive Officer	May 22, 2008
Dr. Santanu Das	and Director (Principal Executive Officer)

/s/ Robert A. Bosi	Vice President and Chief Financial	May 22, 2008
Robert A. Bosi	Officer (Principal Financial and Accounting Officer)

/s/ Alfred R. Boschulte	Director	May 22, 2008
Alfred R. Boschulte

/s/ Thomas H. Baer	Director	May 22, 2008
Thomas H. Baer

/s/ Herbert Chen	Director	May 22, 2008
Herbert Chen

/s/ Dr. Hagen Hultzusch	Director	May 22, 2008
Dr. Hagen Hultzusch

/s/ Gerald Montry	Director	May 22, 2008
Gerald Montry

/s/ James M. Pagos	Director	May 22, 2008
James M. Pagos

/s/ Dr. Albert E. Paladino	Director	May 22, 2008
Dr. Albert E. Paladino